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@SPECIMEN - THIS IS NOT AN ACTUAL FILING

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@This is a Release 3.0 test for 10-Q.

                         ALLEN TEST CORPORATION



                             DEBT SECURITIES



     Allen Test Corporation (sometimes hereafter referred to as 'Allen

Test' or the 'Corporation') intends from time to time to sell up to yen 300,000,000 aggregate principal amount of debt securities
(the 'Debt

Securities') on terms determined by market conditions.



     The Prospectus Supplement (the 'Supplement') which accompanies this

Prospectus or will be furnished hereafter contains or will contain additional information concerning the particular issuance of Debt Securities in respect of which this Prospectus is being delivered, including (1) the aggregate principal amount currently being offered, (2) the offering price,
(3) the

interest rate or yield to maturity, (4) the maturity date or dates of the Debt

Securities, (5) terms relating to the redemption of the Debt
Securities at the

option of Allen Test or the holder, or pursuant to a mandatory or optional sinking or purchase fund or analogous obligation, if any, (6) the denominations in which the Debt Securities are authorized to be issued, and

(7) the place at which interest and principal will be payable.
The Supplement

may also contain a description of certain covenants, terms and conditions relating to the particular series of Debt Securities in question which are set forth in the supplemental indenture pursuant to which that series of Debt

Securities is issued.



     The Debt Securities will be sold directly, or through agents, or will be publicly offered through an underwriting syndicate or syndicates led by one or more managing underwriters. In the event of a public offering, the Corporation intends in each instance to enter into an agreement with respect to the Debt

Securities then being offered which will provide for the sale of the Debt

Securities to, and the purchase and public reoffering of the Debt
Securities

by, the several members of any such syndicate or such firm or firms.



                              ------------------



    THESE DEBT SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE

     SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED

           UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY


                   REPRESENTATION TO THE CONTRARY IS A

                                CRIMINAL OFFENSE.